UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 26, 2005

BEL FUSE INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey	0-11676	22-1463699
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

206 Van Vorst Street, Jersey City, New Jersey		07302
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (201) 432-0463

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐	communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

  As of July 26, 2005, the Bank of New York, as Lender, the Registrant, as Borrower, and the Registrant’s domestic subsidiaries, as Guarantors, entered into Amendment No. 1 (the “Amendment”) to the Amended and Restated Credit and Guarantee Agreement dated as of March 21, 2003 (the “Credit Agreement”), by and among Lender, the Registrant, and the Registrant’s domestic subsidiaries. The Amendment serves to increase the revolving loan commitment made available to the Registrant pursuant to the Credit Agreement from $10,000,000 to $20,000,000 and provides for an extension of the maturity date of the revolving loan from March 21, 2006 to June 30, 2008. The term loan that was the subject of the Credit Agreement, having been previously been paid by the Registrant, was deleted from the Credit Agreement. In addition, the Amendment operates to modify various covenants contained in the Credit Agreement. In connection with the execution and delivery of the Amendment, the Lender’s security interest in assets of the Registrant and the domestic subsidiaries was terminated other than in the stock of the domestic subsidiaries owned by the Registrant and in any pledged debt.

There is no material relationship between the Registrant and the Lender other than pursuant to the agreements described above.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit 10.1- Amendment No. 1 to the Registrant’s Amended and Restated Credit and Guarantee Agreement dated as of March 21, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEL FUSE INC.

By:	/s/ Daniel Bernstein
Name: Daniel Bernstein
Title: President and Chief Executive Officer

Dated: August 1, 2005

EXHIBIT INDEX

Exhibit10.1- Amendment No. 1 to the Registrant’s Amended and Restated Credit and Guarantee Agreement dated as of March 21, 2003.